U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARMONY MERGER CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-5723951
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Third Avenue, 37th Floor
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-197330
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants to purchase one share of Common Stock	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form 8-A filed by the Registrant on February 9, 2015 (the “Original 8-A”) is being filed to reflect a change in the structure of the warrants underlying the units. The disclosure under Item 1 below remains unchanged from the Original 8-A.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, par value $0.0001 per share, and warrants of Harmony Merger Corp. (the “Company”). The description of the units, common stock and warrants contained under the heading “Description of Securities” in the registration statement filed with the Securities and Exchange Commission on October 10, 2014, as amended from time to time (File No. 333-197330) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

3.1	Certificate of Incorporation (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-197330) filed on July 9, 2014 and incorporated herein by reference).
3.2	Form of Amended and Restated Certificate of Incorporation (included in Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197330) filed on March 13, 2015 and incorporated herein by reference).
3.3	Bylaws (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-197330) filed on July 9, 2014 and incorporated herein by reference).
4.1	Specimen Unit Certificate (included in Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197330) filed on March 13, 2015 and incorporated herein by reference).
4.2	Specimen Common Stock Certificate (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197330) filed on October 10, 2014 and incorporated herein by reference).
4.3	Specimen Warrant Certificate (included in Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197330) filed on March 13, 2015 and incorporated herein by reference).
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197330) filed on March 13, 2015 and incorporated herein by reference).
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company (included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197330) filed on November 26, 2014 and incorporated herein by reference).
10.5	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders (included in Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197330) filed on March 13, 2015 and incorporated herein by reference).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARMONY MERGER CORP.

Date: March 18, 2015	By:	/s/ Eric S. Rosenfeld
Eric S. Rosenfeld Chief Executive Officer

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